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                                                                   EXHIBIT 10.12
                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT made as of the 1/st/ day of September 1996 by and between Septima Enterprises, Inc., a Colorado corporation (hereinafter called the "Company"), and R. Edwin Morgan (hereinafter called the "Employee").

     WHEREAS, the Company has determined that it would be desirable and in the best interests of the Company to retain the services of the Employee and to promote stability among key officers, and the Employee wishes to continue to be employed by the Company;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Employee agree as follows:

     1. Employment.  The Company agrees to continue to employ the Employee as
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its President and Chief Executive Officer, and the Employee agrees to continue such employment, upon the terms and conditions hereinafter set forth.

     2.  Term.  The term of this Agreement shall be for a period of one (1)
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year, commencing on September 1, 1996, and concluding on August 30, 1997, and shall be deemed to be automatically renewed for additional successive one (1) year periods unless either party gives the other party written notice of termination at least sixty (60) days prior to the end of each calendar year.

     3.  Compensation.
         ------------

         (a) As compensation for the services hereunder, the Company shall pay and the Employee shall accept an annual salary in an amount no less than $120,000. Subsequent increases in base compensation or the implementation of incentive compensation during the term of this Agreement shall not be considered a modification of this Agreement. All amounts owing under this Section 3(a) shall be payable at such times as the Company customarily pays its executive officers.

         (b) The compensation provided for in Section 3(a) shall be in addition to any profit sharing, pension or retirement benefits, stock options, life insurance, hospital and medical, disability, bonuses, incentive payments, vacation, and other benefits made generally available by the Company now and/or in the future to its executive officers. The Company shall also provide to the Employee an automobile for his use in connection with its business at the Company's sole cost. It is understood that the Employee shall be entitled to all such additional benefits, and the existence of this Agreement shall neither be deemed to preclude him from receiving them nor shall the termination of employment during the term hereof or any extension of this Agreement be deemed to deprive the Employee from said accrued right or rights to which the Employee is otherwise entitled.

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     4.  Duties.  The services to be rendered by the Employee during the term of
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this Agreement shall be the normal duties of a president and chief executive officer of a corporation in the Company's business. The Employee agrees to devote his best efforts to perform his duties.

     5.  Expenses.  The Company shall reimburse the Employee for travel,
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entertainment and other out-of-pocket expenses and disbursements which may be incurred by the Employee in furtherance of the businesses of the Company upon presentation by the Employee of expense statements or vouchers and such other supporting information as the Company may request.

     6.  Termination by Company.
         ----------------------

         (a) This Agreement may be terminated by the Company for due cause at any time during the term of this Agreement. In that event, the Company shall be obligated only to continue to pay to the Employee his compensation and vested benefits (including, without limitation, vested retirement benefits) up to the date of termination. For all purposes of this Agreement, "due cause" shall mean personal dishonesty, willful misconduct, willful violation of any law, rule or regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or material breach of any provision of this Agreement.

         (b) This Agreement may be terminated at any time by decision of the Board of Directors of the Company for conduct not constituting due cause upon thirty (30) days' written notice to the Employee. In that event, the Company shall pay to the Employee all of his vested benefits (including, without limitation, vested retirement benefits) on the date of termination, and the Company shall be obligated to continue to pay the Employee for the remaining term of this Agreement (i) his salary in an annual amount equal to the Employee's annual salary during the year in which such termination occurs and
(ii) all other compensation referred to in Section 3(b) hereof (including, without limitation, profit sharing, bonuses and insurance, but the Employee shall not be entitled to any additional stock options or pension or retirement benefits after the termination) in an annual amount equal to the aggregate amount of such compensation received by the Employee during the twelve (12) months immediately preceding the termination, such salary and other compensation amounts to be paid in equal installments on the same schedule as if this Agreement had not been terminated. In lieu thereof, the Employee may elect to receive a lump sum payment of the outstanding amounts, such lump sum being computed to present value by use of the interest rate payable on a 90 day certificate of deposit which is in effect on the date of the termination of this Agreement.

     7.  Termination by the Employee.  This Agreement may be terminated by the
         ---------------------------
Employee at any time upon thirty (30) days' written notice to the Company, and in that event the Company shall be obligated only to pay the Employee his base compensation and vested benefits (including, without limitation, vested retirement benefits) up to the date of

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termination, and all vested compensation and benefits shall be paid to the
Employee on the effective date of termination.

     8.  Change in Control of the Company.  The Employee's rights under this
         --------------------------------
Agreement shall not be prejudiced by the change in control, sale, reorganization, merger, consolidation, liquidation, or other similar conditions affecting the Company. The Company shall not transfer substantially all of its stock or assets to or merge or consolidate with another organization unless such organization either specifically assumes or ratifies in writing all of the Company's duties and obligations under this Agreement. For all purposes under this Agreement, the term "control" shall refer to the acquisition of ten (10) percent or more of the voting securities of the Company by any person or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The Term "person" refers to an individual, corporation, company or other entity.

     9.  Agreement Authorized.  The Company represents and warrants that this
         --------------------
Agreement has been duly authorized by all necessary corporate action by the Company.

    10.  Entire Agreement.  This Agreement represents the entire understanding
         ----------------
and agreement between the parties with respect to the subject matter hereof and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

    11.  Amendments.  The provisions of this Agreement may not be amended,
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supplemented, waived or changed orally but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

    12.  Binding Effect.  All of the terms and provisions of this Agreement,
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whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

    13.  Notices.  Any notice required or permitted to be given under this
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Agreement shall be deemed properly made if in writing and if delivered by hand or if addressed and mailed by certified mail, return receipt requested, to its principal office in the case of the Company or to the Employee's residence in the case of the Employee or at such other address as either party may hereafter designate by notice.

    14.  Headings.  The headings contained in this Agreement are for convenience
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of reference only and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

    15.  Severability.  If any part of this Agreement or any other Agreement
         ------------
entered into

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pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

    16.  Governing Law and Venue.  This Agreement and all transactions
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contemplated by this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to principles of conflicts of laws. Venue of all proceedings in connection herewith shall be in Palm Beach County, Florida.

    17.  Assignments.  The Company shall not assign its rights under this
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Agreement without the prior written consent of the Employee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



Witnesses:                                  SEPTIMA ENTERPRISES, INC.

/s/ Charlotte Darling
-------------------------

                                        By: /s/ Louis S. Camilli
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                                              Louis S. Camilli, Director



/s/ Charlotte Darling                       /s/ R. Edwin Morgan
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                                            R. Edwin Morgan
-------------------------

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